TABLE OF CONTENTS


                                                                  PAGE

                          ARTICLE 1 REGISTRATION RIGHTS


SECTION1.01.  Definitions...........................................1
SECTION1.02.  Demand Registration...................................2
SECTION1.03.  Piggyback Registration................................4
SECTION1.04.  Obligations of the Company and the Holders............5
SECTION1.05.  Furnishing of Information.............................8
SECTION1.06.  Expenses of Registration..............................8
SECTION1.07.  Indemnification.......................................8
SECTION1.08.  Reports under 1934 Act...............................12
SECTION1.09.  Lock-up Agreements...................................13
SECTION1.10.  Effect of Transfer of Registrable Securities.........13
SECTION1.11.  Limitations on Subsequent Registration Rights........13
SECTION1.12.  Termination..........................................13

                             ARTICLE 2 MISCELLANEOUS


SECTION2.01.  Legend...............................................14
SECTION2.02.  Notices..............................................14
SECTION2.03.  Entire Agreement.....................................15
SECTION2.04.  Amendments, Waivers and Consents.....................15
SECTION2.05.  Binding Effect; Assignment...........................16
SECTION2.06.  General..............................................16
SECTION2.07.  Severability.........................................16
SECTION2.08.  Counterparts.........................................16
SECTION2.09.  Specific Performance.................................16



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                               UNILAB CORPORATION
                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT ("Agreement") is made as of __________, 1999 between UNILAB CORPORATION, a Delaware corporation (the "Company") and PHYSICIANS CLINICAL LABORATORIES, INC., d/b/a BIO-CYPHER LABORATORIES, a Delaware corporation ("Investor").

         WHEREAS, the Company and Investor have entered into an Asset Purchase Agreement dated as of __________, 1999 ("Asset Purchase Agreement") pursuant to which the Company has agreed, under the terms and conditions set forth therein, to issue to Investor 1,000,000 shares of common stock of the Company ("Consideration Shares") and a Convertible Note of the Company (the "Note") that at the Company's option may be payable by the Company in a number of shares of common stock ("Conversion Shares" and together with the Consideration Shares, the "Common Stock") as set forth in the Note;

         WHEREAS, it is a condition to the consummation of the transactions contemplated by the Asset Purchase Agreement that the Company and Investor enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements herein contained, the parties hereto agree as follows:



                                    ARTICLE 1

                               REGISTRATION RIGHTS

         SECTION 1.1.  Definitions.  For the purposes of this Agreement:

          (a) The terms "register," and "registered," and "registration" refer to a registration effected by preparing and filing with the U.S. Securities and Exchange Commission ("SEC") a registration statement or similar document in compliance with the Securities Act of 1933, as amended, and the applicable rules and regulations thereunder ("1933 Act"), and the automatic effectiveness or the declaration or ordering by the SEC of effectiveness of such registration statement or document;



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          (b) The term "Registrable  Securities" means the Consideration Shares, the Conversion Shares and any common stock of the Company or any successor in interest of the Company whether by sale, merger, by operation of law or otherwise issued as (or issuable upon the conversion or exercise of any warrant, option, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Common Stock; provided, however, that (i) any shares of common stock of the Company sold to the general public pursuant to a registered public offering or pursuant to an exemption from the registration requirements of the 1933 Act shall cease to be Registrable Securities from and after the time of such sale and (ii) any shares of common stock of the Company, when eligible for resale pursuant to Rule 144(k) shall cease to be Registrable Securities;

          (c) The term "Holder" means any Person owning any Registrable Securities on the date hereof and any holder of Registrable Securities to whom the rights conferred by this Agreement have been transferred in compliance with
Section 1.10 of this Agreement;

          (d) The term "Person" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof; and

          (e) The terms "Form S-3," "Form S-4" and "Form S-8" mean such respective forms under the 1933 Act as in effect on the date hereof or any successor registration forms to Form S-3, Form S-4 and Form S-8, respectively, under the 1933 Act subsequently adopted by the SEC.

         SECTION 1.2. Demand Registration. (a) Beginning 180 days after the date hereof, if the Company shall receive at any time a written request ("Demand") from Holders holding in the aggregate in excess of 50% of the Registrable Securities then outstanding that the Company effect the registration covering the sale of Registrable Securities then outstanding with a market value on the date of such Demand of at least $5,000,000 (the Holders making a Demand being referred to as the "Initiating Holders"), then the Company shall, within five days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of this Section 1.02, use its best efforts to effect such a registration as soon as practicable and in any event to file within 120 days of the receipt of such Demand a registration statement under the 1933 Act covering all the Registrable Securities which the Initiating Holders shall have requested, and all Registrable Securities which the Holders other than the Initiating Holders shall in writing request within 20 days of receipt of the notice given by the Company to be included in such registration, and use its best efforts to have such registration statement become effective as soon as practicable; provided, however, that the Company shall not be obligated under this Section 1.02(a) to effect any registration (i) pursuant to a Demand with respect to an amount of Registrable Securities with a market value on the date of such Demand of less than $5,000,000, or (ii) after the number of registration statements pursuant to a Demand as specified in Section 1.02(c) have become effective.



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          (b) If the Initiating  Holders  intend to distribute  the  Registrable
Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to paragraph (a), and the Company shall include such information in the written notice given pursuant to paragraph (a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.04(e)) enter into an underwriting agreement in a form that is customary and otherwise reasonably acceptable to the Initiating Holders and the Company with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, who shall first consult with and obtain the consent of the Company's Board of Directors (which shall not be unreasonably
withheld)   regarding  the  selection  of  an   underwriter   or   underwriters.
Notwithstanding any other provision of this Section 1.02, if, in the case of a registration requested pursuant to paragraph (a) of this Section 1.02, the underwriter advises the Initiating Holders and the Company in writing that
marketing   factors  require  a  limitation  of  the  number  of  shares  to  be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the majority in interest thereof may choose (i) to instruct the Company to terminate the registration or (ii) to have the number of Registrable Securities that may be included in the underwriting be allocated pro rata among all Holders thereof (including the Initiating Holders) desiring to participate in such underwriting (according to the number of Registrable Securities requested to be sold by each Holder). No Registrable Securities requested by a Holder to be included in a registration pursuant to paragraph (a) shall be excluded from the underwriting unless all securities other than Registrable Securities are first excluded.

          (c) The Company shall not be obligated to effect more than (i) if the Company has issued to the holders of the Notes 300,000 or more shares of Common Stock in respect of amounts payable under the Notes, three, or (ii) otherwise, two, registrations pursuant to Demands under clause Section 1.02(a); provided, that no registration of Registrable Securities shall be deemed to be a registration for the purpose of paragraphs (a) and (c) of this Section 1.02 unless such registration shall have become and remained effective in accordance with Section 1.04 and not been terminated pursuant to Section 1.02(b). Notwithstanding the foregoing, the Company shall not be obligated to effect more than two registration pursuant to a Demand in a 12 month period.



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          (d)  Notwithstanding  the other  provisions of this Section 1.02,  the
Company shall not be obligated to effect the filing of a registration statement pursuant to this Section 1.02: (i) during the period starting on the date which is 15 days prior to the date which the Company estimates in good faith will be the date of filing of, and ending on the date 180 days, or such lesser period as the managing underwriters will permit, following the effective date of, a
registration   statement  pertaining  to  an  underwritten  public  offering  of securities for the account of the Company; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and is responding in writing to any Holder's reasonable inquiries with respect thereto to the extent permitted by law; (ii) if the Company has furnished to the Initiating Holders within 30 days after receipt of their Demand pursuant to Section 1.02(a) an opinion of counsel to the Company (which counsel and opinion are reasonably satisfactory to the Initiating Holders) to the effect that the Initiating Holders may effect the public sale and distribution of the Registrable Securities included in their request without the registration of such securities under the 1933 Act within 90 days or 60 days if registration on Form S-3 is available, and that the certificates representing such Registrable Securities need not bear any restrictive legend; or (iii) if the Company has furnished to the Initiating Holders within 30 days after receipt of their Demand pursuant to Section 1.02(a) a certificate signed by an executive officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for the requested registration to be effected or such registration would require premature disclosure of material information or a special audit of the Company, in which event the Company shall have the right to defer such registration for a period of not more than 100 days after receipt of the Demand of the Initiating Holders; and provided further, (a) that the Company shall not defer its obligations in this manner more than twice in any twelve month period and (b) a stock price depression of 20% or less in the Company's Common Stock resulting solely from the proposed offering by the Holders (determined as of the date of receipt of the Demand in the good faith determination of the Board of Directors in consultation with its independent financial advisors, if any) shall be deemed not to be seriously detrimental to the Company and its stockholders for the purpose of this Section 1.02(d).

          (e) A registration requested pursuant to paragraph (a) shall be effected by the filing of a registration statement on Form S-3 (or if such form is not available, such form as the Company and its counsel deem appropriate, consistent with SEC rules to effect a public offering of the Registrable Securities subject to the Demand.)

          (f) The Company shall be entitled to rely upon and assume the truth and accuracy of the statements contained in a Demand, unless the Company has actual knowledge that any such statement is untrue or unless the Company is otherwise notified in writing by a party to this Agreement.

         SECTION 1.3. Piggyback Registration. (a) If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its common stock or other equity securities (including any securities convertible into or exchangeable for equity securities) under the 1933 Act in connection with the public offering of such securities (other than a registration on Form S-8 or any successor form relating solely to the sale of securities to participants in a Company stock plan, or a registration on Form S-4 or any successor form), the Company shall, at such time, promptly give each Holder written notice of such registration. The Company shall request that any Holder that wants the registration statement to cover the sale of any or all of the Registrable Securities owned by such Holder, give notice within 20 days after the receipt by such Holder of the notice of registration by the Company which notice shall specify the amount of Registrable Securities the holder wants to register. The Company shall, subject to the provisions of paragraph (b), use its best efforts to cause a registration statement covering the sale of all of the Registrable Securities that each such Holder has requested to be registered within such 20-day period to become effective under the 1933 Act. The Company shall have no obligation under this
Section 1.03 to make any offering of its securities or to complete any registration or any offering of its securities that it proposes to make, and shall incur no liability to any Holder for its failure to do so. If, after a request by the Company pursuant to this Section 1.03(a), a Holder does not request that the registration statement cover its Registrable Securities within such 20-day period, such Holder waives its piggyback registration rights pursuant to Section 1.03 of this Agreement with respect to such registration.

          (b) In connection with any offering involving an underwriting of securities being issued by the Company, the Company shall not be required under this Section 1.03 to include any Holder's securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity, if any, as will not, in the reasonable opinion of the underwriters, jeopardize the success of the offering by the Company. If the managing underwriter for the offering shall advise the Company in writing that marketing factors require a limitation of the amount of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant this Section 1.03, and the amount of Registrable
Securities that may be included in the underwriting shall be allocated in accordance with paragraph (c).

          (c) If the Company shall, pursuant to paragraph (b), reduce the amount of securities to be included in an offering, such reduction shall be made as follows: First, all securities other than those to be included by the Company for its own account or pursuant to that Registration Rights Agreement dated November 5, 1998, by and among Unilab Corporation and Meris Laboratories, Inc. or those sought to be included by the Holders shall be excluded from the offering to the extent any limitation on the amount of securities included in the underwriting is required; then, if further limitation on the amount of securities to be included in the underwriting is required, the amount of Registrable Securities held by Holders that may be included in the underwriting shall be reduced pro rata among the selling Holders in accordance with the amount of Registrable Securities requested to be sold by each such Holder.

         SECTION 1.4. Obligations of the Company and the Holders. Whenever required under this Article 1 to use its best efforts to effect the registration of any Registrable Securities, the Company shall:

          (a) Use its best efforts to prepare and file as soon as practicable with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective as soon as practicable and, upon the request of Holders holding a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of 135 days or until such Holders have informed the Company in writing that the distribution of their securities has been completed, whichever first occurs; provided, a shelf registration statement may be kept effective for a period longer than 135 days upon mutual agreement between the Company and Holders.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement, and use its best efforts to cause each such amendment to become effective as soon as practicable, as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement;

          (c) Furnish to the selling Holders such reasonable number of copies of a prospectus, including a preliminary prospectus and any amendments or supplements thereto, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities covered by such registration statement that are owned by them;

          (d) Use its best efforts to register or qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states and jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such state or jurisdiction;

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; provided, further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement, including furnishing any opinion of counsel or entering into a lock-up agreement reasonably requested by the managing underwriter;

          (f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, promptly file such amendments and supplements which may be required pursuant to paragraph (b) on account of such event, and use its best efforts to cause each such amendment and supplement to become effective;

          (g) Furnish, at the request of any Holder of Registrable Securities covered by such registration statement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion or opinions, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders of Registrable Securities covered by such registration statement and (ii) a letter dated such date, from the independent certified public accountant of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders of Registrable Securities covered by such registration statement;

          (h) Apply for listing and use its best efforts to list the Registrable Securities being registered on any national securities exchange on which a class of the Company's equity securities is listed or, if the Company does not have a class of equity securities listed on a national securities exchange, to the extent that the securities of the Company would so qualify, apply for qualification and use its best efforts to qualify the Registrable Securities being registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc.;

          (i) Without in any way limiting the types of registrations to which this Article 1 shall apply, in the event that the Company shall effect a registration under Rule 415 under the 1933 Act, take all necessary action, including without limitation the filing of post-effective amendments, to permit the Holders to include their Registrable Securities in such registration in accordance with the terms of this Article 1; and

          (j) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 1.04(f) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 1.04(f) hereof, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than any permanent file copies then in such Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 1.04(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 1.04(f) hereof to the date when the Company shall deliver to such Holder or any underwriter engaged in connection with such transaction a prospectus supplemented or amended to conform with the requirements of the 1933 Act and Section 1.04(f) hereof.

         SECTION 1.5. Furnishing of Information. The following shall be conditions precedent to the obligations of the Company to take any action pursuant to this Article 1 in respect of the Registrable Securities of any selling Holder that such selling Holder shall have: (i) furnished to the Company such information as the Company shall reasonably request regarding such selling Holder, the Registrable Securities held by such selling Holder, and the intended method of disposition of such securities as shall be required to effect the registration of such selling Holder's Registrable Securities, and (ii) provided the Company with such representations and warranties, covenants and opinions as are customary for a selling stockholder in connection with the registration of a selling stockholder's securities.

         SECTION 1.6. Expenses of Registration. (a) The Company shall bear the expenses incurred in connection with the registration, filing or qualification, including all registration, filing and qualification fees, printing and accounting fees, the reasonable fees and disbursements of counsel for the Company; provided that if a registration has been terminated pursuant to Section 1.02(b), the Holders that have requested to include any Registrable Securities in such registration shall reimburse the Company for all of the Company's out-of-pocket expenses described in this first sentence of Section 1.06(a) with respect to such registration; provided further that in addition to the Company's other rights, for so long as the Company has not been reimbursed for an aggregate amount greater than $25,000, the Holders shall be deemed to have exercised a Demand. The Holders of any Registrable Securities shall bear and pay the fees and disbursements of counsel or other advisors, including without limitation accountants and financial advisors, for the selling Holders.

          (b) Underwriting discounts and commissions relating to the Registrable Securities included in a registration pursuant to this Article 1 shall be borne and paid ratably by the Holders of such Registrable Securities and, if it participates, by the Company.

         SECTION  1.7.  Indemnification.   In  the event  that any Registrable
Securities  are  included  in  a registration statement under this Article 1:

          (a) The Company shall indemnify and hold harmless each holder of Registrable Securities included in such registration ("Selling Holder"), the officers, directors, partners, agents and employees of each Selling Holder, any underwriter (as defined in the 1933 Act) for the Selling Holders and each person, if any, who controls (within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended and the applicable rules and regulations thereunder ("1934 Act")) a Selling Holder or underwriter against any losses, claims, damages, or liabilities (joint or several) which they may suffer or become subject to for violation of the 1933 Act, the 1934 Act or other federal or state law, and any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, or liability (or action with respect thereto) insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any of the following statements, omissions or violations (a "Violation"): (i) any untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or deemed to be part thereof under the 1933 Act or any amendments or supplements thereto, (ii) the omission to state in such registration statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, (iii) any violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law in connection with any matter relating to such registration statement or (iv) any breach of this Agreement; provided, however, that the Company shall not be liable under this paragraph: (i) for amounts paid in settlement of any loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); or (ii) for any loss, claim, damage, liability, or action (A) to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such Holder (including statements contained in a Demand as provided in Section 1.02(e) that have not been subsequently corrected in written notice to the Company from such Holder in a timely manner prior to the sale giving rise to such violation), underwriter or controlling person of a Selling Holder or (B) in the case of a sale directly by a Selling Holder (including a sale of such Registrable Securities through any underwriter retained by such Selling Holder to engage in a distribution solely on behalf of such Selling Holder), to the extent that it arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission that was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such Selling Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act if the Company has provided such final or amended prospectus to such Selling Holder in a timely manner prior to such sale.

          (b) The Company may require, as a condition to including the Registrable Securities held by any Selling Holder in any registration statement pursuant to this Section 1, that the Company shall have received an undertaking from such Selling Holder, on a several but not joint and several basis, to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the registration statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, each agent and any underwriter for the Company, any other Person selling securities included in such registration statement, any Person who controls such underwriter or other Person and each of their respective directors, officers, partners, agents or employees (collectively the "Company Parties"), against any losses, claims, damages, or liabilities (joint or several) to which any Company Party may become subject, under the 1933 Act, the 1934 Act or other federal or state law, and any legal or other expenses reasonably incurred by the Company Party in connection with investigating or defending any such loss, claim, damage, or liability (or action with respect thereto), insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs, (i) in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration or
(ii) as a result of any breach of this Agreement by such Holder in connection with any offering of Registrable Securities by such Holder pursuant to such registration statement; provided, however, that no Holder shall be required under this paragraph to incur any liability (i) in excess of the amount of net proceeds (after deduction of all underwriters' discounts and commissions) received by such Holder in the offering giving rise to the Violation; (ii) for any amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); or (iii) in the case of a sale directly by the Company of its securities (including a sale of such securities through any underwriter retained by the Company to engage in a distribution solely on behalf of the Company), in any case in which such untrue statement or omission was contained in a preliminary prospectus or final prospectus and corrected in a final or amended prospectus, and the Company failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the 1933 Act.

          (c) Promptly  after receipt by an  indemnified  party pursuant to this
Section 1.07 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.07, deliver to the indemnifying party a written notice of the commencement of such action and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume and control the defense thereof with counsel mutually satisfactory to the parties; provided, however, that the indemnified parties shall have the right to retain a separate firm of attorneys to serve as their own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of the indemnified parties by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests, as reasonably determined by either party, between any such indemnified parties and any other party represented by such counsel in such proceeding. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the indemnified parties. The failure to deliver the written notice required by this paragraph (c) to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.07 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.07.

          (d) The  obligations of the Company and the Holders under this Section
1.07 shall survive the conversion, if any, of the Notes and the completion of any offering of Registrable Securities in a registration statement, whether under this Section 1 or otherwise.

          (e) If the indemnification provided for in this Section 1.07 is unavailable to a party that would have been an indemnified party under this
Section 1.07 in respect of any losses, claims, damages or liabilities (or actions or proceedings with respect thereto) referred to herein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) (i) as between the Company on one hand and the Selling Holders on the other in such proportion as is appropriate to reflect the relative benefits received from the offering of the Selling Holders' Registrable Securities and any securities offered for the benefit of the Company pursuant to such registration statement, or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of such indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault of the Company on one hand or the Selling Holders on the other hand shall be determined by reference to, among other things, the relative benefits received by the indemnifying party and the indemnified party from such offering, whether the Violation relates to information supplied by the Company on one hand and the Selling Holders on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The parties agree that it would not be just and equitable if contribution pursuant to this paragraph (e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this paragraph (e) shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The liability of any Selling Holder in respect of any contribution obligation of such Selling Holder (after deduction of all underwriters' discounts and commissions and all other expenses paid by such Selling Holder in connection with the registration in question) arising under this paragraph (e) shall not in any event exceed an amount equal to the net proceeds to such Selling Holder from the disposition of the Registrable Securities disposed of by such Selling Holder pursuant to such registration.

         SECTION 1.8.  Reports under 1934 Act.

          (a) Resales Under Rule 144; Form S-3 Registration. With a view to making available to the Holders the benefits of Rule 144 under the 1933 Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, and with a view to making it possible for Holders to register the Registrable Securities pursuant to a registration on Form S-3, the Company agrees to:

                  (i) use its best efforts to make and keep public information available, as those terms are understood as defined in Rule 144;

                 (ii) take such action, including the voluntary registration of the Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

                (iii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

                 (iv)  furnish to any  Holder,  so long as the  Holder  owns any
         Registrable Securities, forthwith upon request (A) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or as to its qualification as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (C) such other information as may be reasonably requested in availing any Holder of any rule, regulation or form of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          (b) Resale Under Rule 144A. At all times during which the Company is neither subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act nor exempt from reporting pursuant to Rule 12g3-2(b) under the 1934 Act, the Company shall, upon the written request of a Holder, provide in written form to such Holder and to any prospective purchaser of Registrable Securities designated by such Holder, all information required by Rule 144A(d)(4)(i) under the 1933 Act ("144A Information"). With respect to each Holder, the Company's obligations under this paragraph (b) shall at all times be contingent upon such Holder's obtaining from a prospective purchaser an agreement to take all reasonable precautions to safeguard the 144A Information from disclosure to anyone other than employees, agents of representatives of the prospective purchaser who require access to the 144A Information for the sole purpose of evaluating its purchase of the Company's securities.

         SECTION 1.9. Lock-up Agreements. If reasonably requested by the managing underwriter, the Holders shall enter into lock-up agreements pursuant to which they agree, for a period of up to 90 days following the effective date of a registration statement for the public offering of the Company's common stock or securities exchangeable or convertible into common stock, not to offer, sell or otherwise dispose of any Registrable Securities except the Registrable Securities sold pursuant to such registration statement without the prior consent of the managing underwriter.

         SECTION 1.10. Effect of Transfer of Registrable Securities. The transfer by a Holder of any of such Holder's Registrable Securities or rights to acquire Registrable Securities shall, unless such securities cease to be Registrable Securities by reason of such transfer, constitute an assignment to such transferee of the Holder's rights under this Agreement with respect to such Registrable Securities; provided, however, that no Holder party hereto other than the Investor shall enjoy any rights as a Holder under this Agreement until such time as (i) such Holder and its affiliates holds, after such transfer, at least 25% of the Registrable Securities outstanding as of the date hereof, and
(ii) such Holder delivers to the Company a written instrument by which such Holder agrees to be bound by the obligations and representations imposed upon Holders under this agreement to the same extent as if such Holder were a party hereto.

         SECTION 1.11. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders holding a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company relating to registration rights unless such agreement provides that, to the extent that such agreement would allow such holder or prospective holder to include such securities in any registration filed under this Section 1, a provision that such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders which would otherwise be included.

         SECTION 1.12. Termination. This Agreement, and the respective rights and obligations of the parties hereto, shall terminate at such time as there are no longer any Registrable Securities outstanding or issuable upon the conversion or exercise of any outstanding securities of the Company; provided, however, that the provisions of Section 1.07 shall not terminate at that time and shall remain in force.

                                    ARTICLE 2

                                  MISCELLANEOUS

         SECTION 2.1. Legend. Each certificate representing Registrable Securities shall state thereon:

        THESE SHARES OF THE ISSUER'S COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THESE SHARES HAVE BEEN ACQUIRED FOR THE ACCOUNT OF THE HOLDER AND NOT WITH A VIEW TOWARDS, OR FOR RESALE IN CONNECTION WITH A PUBLIC OFFERING AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM SUCH REGISTRATION OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

or shall bear a similar legend indicating the existence of this Agreement and the restrictions imposed thereby.

         Such  legend   shall  be  removed  once  the  shares  of  Common  Stock
represented by any such certificate shall no longer constitute Registrable Securities.

         SECTION 2.2. Notices. All notices, requests, consents and demands shall be in writing and shall be personally delivered, mailed (registered or certified mail, return receipt requested, postage prepaid), telecopied or sent by overnight courier service, to the Company at:

                  Mark Bibi
                  Unilab Corporation
                  401 Hackensack Avenue
                  Hackensack, NJ 07601
                  Telecopier: (201) 525-1331

with a copy to:
                  Donald S. Bernstein
                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, NY  10017
                  Telecopier: (212) 450-4800
to Investor at:
                  J. Marvin Feigenbaum
                  Bio-Cypher Laboratories
                  Westwood Marquis
                  930 Hillgard Avenue
                  Los Angeles, CA 90024
                  Telecopier: (310) 824-0355

with a copy to:
                  Paul DeMuro
                  Latham & Watkins
                  505 Montgomery St.
                  Suite 1900
                  San Francisco, CA 94111
                  Telecopier: (415) 395-8095

                  Ken Liang
                  Oaktree Capital Management, LLC
                  333 South Grand Avenue, 28th Floor
                  Los Angeles, CA 90071
                  Telecopier: (213) 830-8522

or such other addresses as may be furnished in writing to the other parties hereto. Any Person who becomes a Holder hereafter shall promptly provide its address and telecopier number to the Company. Unless otherwise provided herein, all such notices, requests, demands and other communications, when personally delivered, shall be effective on delivery; when mailed (registered or certified mail, return receipt requested, postage prepaid), shall be effective four days after deposit in the mails addressed as aforesaid; when telecopied, shall be effective upon confirmation of receipt; and, when sent by overnight courier service guaranteeing next-day delivery, shall be effective the next business day following timely delivery to the courier.

         SECTION 2.3. Entire Agreement. This Agreement, the Asset Purchase Agreement and the Note, and the other documents and agreements contemplated by the Asset Purchase Agreement to be in effect after the Closing Date thereunder, constitute the entire agreement of the parties with respect to the matters contemplated herein. This Agreement supersedes any and all prior understandings or agreements as to the subject matter of this Agreement.

         SECTION 2.4. Amendments, Waivers and Consents. Any provision in this Agreement to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, if the Company (i) shall obtain consent thereto in writing from the Holders holding a majority of the Registrable Securities then outstanding and (ii) shall, in each such case, deliver copies of such consent in writing to any Holders who did not execute such consent. Notwithstanding the foregoing, any amendment to this Agreement which materially adversely affects the rights or substantially increases the obligations of one or more Holders and which does not also affect all other Holders either to the same degree or in proportion to the amount of Registrable Securities held by each of them shall require the consent of the Holders holding a majority of the Registrable Securities adversely affected.

         SECTION 2.5. Binding Effect; Assignment. This Agreement shall, subject to the provisions of Section 1.10, be binding upon and inure to the benefit of the personal representatives, successors and assigns of the respective parties hereto whether by assignment, transfer, merger, by operation of law or otherwise. The Company shall not have the right to assign its obligations hereunder or any interest herein without obtaining the prior written consent of the Holders holding a majority of the Registrable Securities then outstanding, provided in accordance with Section 2.04. If the Company becomes a wholly owned subsidiary of a publicly traded corporation and the Holders receive common stock of such corporation or a note of such corporation convertible into common stock of such corporation in consideration for the Notes or Registrable Securities, such corporation shall assume the obligations of the Company hereunder.

         SECTION 2.6. General. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement the singular includes the plural, the plural, the singular, the masculine gender includes the neuter, masculine and feminine genders. This Agreement shall be governed by and construed under the laws of the State of New York.

         SECTION 2.7. Severability. If any provisions of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

         SECTION 2.8. Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

         SECTION 2.9. Specific Performance. The parties hereto recognize that the rights of the parties under this Agreement are unique, and, accordingly, each party shall, in addition to such other remedies as may be available to it at law or in equity, have the right to enforce its rights hereunder by actions for injunctive relief and specific performance to the extent permitted by law. This Agreement is not intended to limit or abridge any rights of the parties hereto which may exist apart from this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first above written.

                             UNILAB CORPORATION


                             By:__________________________
                             Name:
                             Title:


                             PHYSICIAN'S CLINICAL LABORATORIES, INC., d/b/a BIO-CYPHER LABORATORIES


                             By:__________________________
                             Name:
                             Title: